Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class B Ordinary Shares, par value $0.005 nominal value per share, of Brera Holdings PLC, and that this Joint Filing Agreement may be included as an Exhibit to such joint filing. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature page to follow.]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of July 14, 2025.

/s/ Guy Pinchas Hirsch
Guy Pinchas Hirsch

/s/ Ron Sade
Ron Sade

/s/ Stanislav Oskin
Stanislav Oskin

/s/ Adam Ben Haklili
Adam Ben Haklili

/s/ Keren Kalima Maimon
Keren Kalima Maimon

/s/ Alyazi Saeed Ahmad Alkhattal Almheiri
Alyazi Saeed Ahmad Alkhattal Almheiri

/s/ Tariq Salem Ebraheem Alsaman Alnuaimi
Tariq Salem Ebraheem Alsaman Alnuaimi

[Signature Page to Joint Filing Agreement]